Nuveen California AMT-Free Quality Municipal Income Fund

Exhibit (s)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Nuveen California AMT-Free Quality Municipal Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, $0.01 par value per share, Preferred Shares	—	—	—	—	—	—
	Other	Rights to purchase Common Shares(1)	—	—	—	—	—	—
Fees Previously Paid	Equity	Common Shares, $0.01 par value per share, Preferred Shares	—	—	—	—	—	—
	Other	Rights to purchase Common Shares(1)	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, $0.01 par value per share, Preferred Shares	415(a)(6)	1,095,000	$12.77	$13,983,150.00(2)	0.0001531(3)	$2,140.82	N-2/A	333-282607	January 15, 2025	$2,140.82(4)
	Other	Rights to purchase Common Shares(1)	—	—	—	—	—	—
Total Offering Amounts						$13,983,150.00		—
Total Fees Previously Paid								$2,140.82
Total Fee Offsets								—
Net Fee Due								$0

(1)	No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase Common Shares, including any shares issued pursuant to an over-subscription privilege or a secondary over subscription privilege, will be shares registered under this Registration Statement.
(2)	The maximum aggregate offering price was estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.
(3)	The then-current fee rate was $153.10 per $1,000,000.
(4)	The Registrant previously registered 4,800,000 Common Shares, Preferred Shares and Rights to purchase Common Shares (collectively, “Securities”) in reliance on Rule 457(c) under the Securities Act, with respect to which the Registrant paid filing fees of $9,393.56 in its prior Registration Statement (File No. 333-282607), which was declared effective on January 15, 2025 (the “2025 Registration Statement”). As of the time of this filing, 1,095,000 Securities remain unsold from the 2025 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries forward such unsold Securities, with respect to which $2,140.82 in filing fees have already been paid. Because this Registration Statement only includes such carry forward Securities for which a registration fee was previously paid, no additional filing fees are currently due.

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